UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2010

Endologix, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Studebaker, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 595-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 12, 2010, the Compensation Committee of the Board of Directors (the “Committee”) adopted a cash bonus plan (“Bonus Plan”) pursuant to which participating executive officers of Endologix, Inc. (the “Company”) will be eligible to earn cash bonus compensation based on achievement of certain Company objectives in 2010. The terms of the Bonus Plan are not contained in a formal written document. The material terms of the Bonus Plan are as follows:

Under the Bonus Plan, the Company’s executive officers shall be entitled to earn cash bonus compensation based upon the achievement of certain specified performance goals and objectives relating to the Company. Each executive officer of the Company will be eligible to receive a target bonus calculated by multiplying such executive officer’s annual base salary by a percentage value assigned to such participant (the “Target Bonus”). The Target Bonus of John McDermott, the Company’s President and Chief Executive Officer, is 60% of his annual base salary. The Target Bonuses of Robert Krist, the Company’s Chief Financial Officer and Secretary, Stefan Schreck, the Company’s Vice President, Technology, Joseph DeJohn, the Company’s Vice President, Sales, Daniel Hawkins, the Company’s Vice President, Global Marketing, Gary Sorsher, the Company’s Vice President, Quality, and Janet Fauls, the Company’s Vice President, Regulatory and Clinical Affairs, are 35% of their respective annual base salaries.

The determination of the bonus amount will be based on achievement of the following objectives:

Objective	Weighting*
Achievement of a certain revenue target	50%
Achievement of a certain operating profit	25%
Enrollment of a certain number of patients in the PEVAR clinical trial	10%
Achievement of miscellaneous product development objectives	15%

*	The weighting for Mr. DeJohn is 75% based on achievement of a certain revenue target and 25% based on achievement of a certain operating profit.

Following the end of the fiscal year, the Committee evaluates the achievement of the foregoing performance objectives. Based on achievement of these objectives, the Committee will approve the amount of the total funding of the Bonus Plan. With respect to the first and second performance objective, achievement will be measured based on a percentage of the target amount, subject to minimum achievement thresholds, with achievement of the target resulting in 100% satisfaction of such performance objective. The Bonus Plan allows for achievement in excess of 100% if the revenue target is exceeded up to 200% achievement. Similarly, with respect to the second performance objective, the Company may achieve up to 200% of the objective depending upon the operating profit for the year ending December 31, 2010. The Bonus Plan may be amended or modified by the Compensation Committee at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

January 15, 2010

	By:	/s/ Robert J. Krist
Robert J. Krist
Chief Financial Officer